                                                                       EXHIBIT 1

                                                                  EXECUTION COPY



                        4,000,000 PREFERRED SECURITIES

                        GREAT WESTERN FINANCIAL TRUST I
                              (A DELAWARE TRUST)

          8 1/4 % TRUST ORIGINATED PREFERRED SECURITIES ("TOPRS")(SM)
              (LIQUIDATION AMOUNT OF $25 PER PREFERRED SECURITY)


                               PURCHASE AGREEMENT
                               ------------------


                                                                December 6, 1995



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
DEAN WITTER REYNOLDS INC.
SMITH BARNEY INC.
as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York  10281

Ladies and Gentlemen:

     Great Western Financial Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.) and Great Western Financial Corporation, a Delaware corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Dean Witter Reynolds Inc. and Smith Barney Inc., and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), with

___________________
     (SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 8 1/4% Trust Originated Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "Preferred Securities") set forth in Schedule A hereto. The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of December 6, 1995, between the Company and The First National Bank of Chicago ("First Chicago"), as trustee (the "Guarantee Trustee"), and entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust. Upon the occurrence, if any, of a "Regulatory Event" as defined in the Prospectus, at the option of the Company the Adjusted Subordinated Notes (as defined below) will be converted into the depositary shares (the "Depositary Shares") representing interests in the Company Preferred Stock (as defined below), unless prior to such conversion the holder of a Preferred Security elects not to convert such holder's Adjusted Subordinated Notes, in which event such holder will instead be entitled to receive the Adjusted Subordinated Notes. Each Depositary Share, if any, will represent a one-tenth interest in a share of the Company's 8 1/4% Cumulative Preferred Stock, par value $1.00 per share, liquidation value, $250 per share (the "Company Preferred Stock"). The Depositary Shares, if any, will be evidenced by Depositary Receipts (the "Depositary Receipts") to be issued pursuant to a Deposit Agreement (the "Deposit Agreement") among the Company, the depositary to be named therein (the "Depositary") and the holders from time to time of the Depositary Receipts issued thereunder.

     The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-63057) for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of certain securities, including (i) the Preferred Securities, (ii) the Preferred Securities Guarantee, (iii) the Company Preferred Stock, (iv) the Depositary Shares, and (v) debt securities of the Company, including the 8 1/4% Subordinated Deferrable Interest Notes (such Subordinated Deferrable Interest Notes, including the Adjusted Subordinated Notes bearing an interest rate of 7 3/4% per annum (the "Adjusted Subordinated Notes"), herein, unless the context otherwise requires, collectively, the "Subordinated Notes") to be issued and sold to the Trust by the Company (the securities set forth in the foregoing clauses (i) to (v) inclusive, collectively, the "Registered Securities") and the offering

                                       2
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thereof from time to time in accordance with Rule 415 under the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), which registration statement has been declared effective by the Commission and copies of which have heretofore been delivered to you. Such registration statement (as amended, if applicable), including all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, is hereinafter referred to as the "Registration Statement." The Offerors propose to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the prospectus supplement dated the date hereof (the "Prospectus Supplement") relating to the Preferred Securities and the prospectus dated December 1, 1995 (the "Base Prospectus") relating to the Registered Securities, and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained," "included," "stated," "described" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

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     The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), and will be used by the Trust to purchase the Subordinated Notes issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of December 6, 1995 (the "Declaration"), among the Company, as Sponsor, J. Lance Erikson, Carl F. Geuther and Bruce F. Antenberg (the "Regular Trustees"), First Chicago, as property trustee (the "Property Trustee"), and Michael J. Majchrzak, as Delaware trustee (the "Delaware Trustee," and together with the Regular Trustees and the Property Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Notes will be issued pursuant to an indenture, dated as of September 12, 1990, as amended and supplemented by the First Supplemental Indenture dated as of April 30, 1993 (together, the "Base Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Indenture Trustee"), and a supplement to the Base Indenture, dated as of December 6, 1995 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Indenture Trustee.

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof as follows:

               (i) The Registration Statement, at the time it became effective and as of the date hereof, complied and complies in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"). The Registration Statement, at the time it became effective and the date hereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, or to those parts of the Registration Statement that constitute the Statements of Qualification of the Trustees under the 1939 Act, filed as exhibits to the Registration Statement (the "Forms T-1"). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR").

              (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

             (iii) Since the respective dates as of which information is given in the Prospectus, except for regular quarterly dividends on the Company's Common Stock, par value $1.00 per share (the "Common Stock"), and regular quarterly dividends on the Company's 8 3/4% Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Convertible Preferred Stock") and the Company's 8.30% Cumulative Preferred Stock, par value $1.00 per share, (the "Cumulative Preferred Stock"), there has been no dividend or distribu-

                                       5
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     tion of any kind declared, paid or made by the Offerors on any class of their capital stock.

              (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus); all of the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or other similar rights; all of the shares of issued and outstanding Convertible Preferred Stock and Cumulative Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or other similar rights; the Depositary Receipts, if any, when executed and delivered pursuant to the Deposit Agreement, will be validly issued and will entitle the persons in whose names the Depositary Shares represented by such Depositary Receipts are registered to the rights specified in the Deposit Agreement; the Preferred Securities, the Common Securities, the Subordinated Notes, the Guarantees, the Company Preferred Stock, the Depositary Shares and the Depositary Receipts conform to all statements relating thereto contained in the Prospectus; and the issuance of the Preferred Securities and the Guarantees is not subject to any preemptive or other similar rights.

               (v) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration, and the Trust is not required to be qualified to transact business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a partnership or corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

              (vi) The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued (subject to the terms of the Declaration)

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     and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and will be entitled to the benefits of the Declaration; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

             (vii) The Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will, at the Closing Time, be a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (the "Bankruptcy Exceptions") and will conform to all statements relating thereto in the Prospectus; and at the Closing Time, the Declaration will have been duly qualified under the 1939 Act.

            (viii) Each of the Guarantee Agreements has been duly authorized by the Company (no stockholder action being required) and, when validly executed and delivered by the Company and, with respect to the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery thereof by the Guarantee Trustee, each Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by the Bankruptcy Exceptions; and the Preferred Securities Guarantee Agreement, at the Closing Time, will have been duly qualified under the 1939 Act.

              (ix) The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust against payment of the consideration therefor in accordance with the terms of this Agreement, will be validly issued (subject to the terms of the Declaration) and fully paid and non-assessable undivided beneficial interests in the assets of the Trust, and will be entitled to the benefits of the Declaration; and holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

               (x) The Indenture has been duly authorized by the Company (no stockholder action being required) and, when the Supplemental Indenture is validly executed and delivered by the Company, the Indenture will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by the Bankruptcy Exceptions; and at the Closing Time, the Indenture will have been duly qualified under the 1939 Act.

              (xi) The Subordinated Notes have been duly authorized by the Company (no stockholder action being required) and, at the Closing Time, will have been duly executed by the Company; the Subordinated Notes, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as may be limited by the Bankruptcy Exceptions; and the Subordinated Notes will be in the form contemplated by, and entitled to the benefits of, the Indenture.

             (xii) The Company's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of the Company and are, and for so long as the Preferred Securities are outstanding, will be, pari passu with the most senior preferred stock issued by the Company.

            (xiii) The Subordinated Notes are subordinate and junior in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company.

            (xiv) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

             (xv) Neither of the Offerors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

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            (xvi)   The shares of Company Preferred Stock issuable by the
     Company upon conversion of the Adjusted Subordinated Notes have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action (no stockholder action being required) and such shares, when issued upon such conversion, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to any preemptive or other similar rights.

            (xvii) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

           (xviii) Each of the Offerors meets the registrant requirements for use of Form S-3 and Rule 415 under the 1933 Act Regulations; after giving effect to the sale of the Preferred Securities and the sale of any other of the Registered Securities to be issued prior to the delivery of the Preferred Securities, the aggregate amount of securities which have been issued and sold by the Offerors pursuant to the Registration Statement will not exceed the aggregate amount of theretofore unsold Registered Securities pursuant to the Registration Statement.

             (xix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or properties of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) neither the Company or any of its subsidiaries nor the Trust has incurred any liability, direct or contingent, or entered into any transaction, other than in the ordinary course of business, that is material to the Trust or the Company and its subsidiaries taken as a whole.

              (xx)  Each of the Offerors is in compliance with all provisions of
     Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

     Any certificate signed by any officer of the Company or any Trustee of the Trust and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and

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

warranty by the Company or the Trust, as applicable, to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per Preferred Security of $25.00, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Payment of the purchase price for, and delivery of the certificates evidencing, the Preferred Securities to be purchased by the Underwriters shall be made at the office of O'Melveny & Myers, 400 South Hope Street, Los Angeles, California 90071, or at such other place as shall be agreed upon by the Representatives and the Offerors, at 7:00 a.m., Los Angeles time, on December 11, 1995 (unless postponed in accordance with the provisions of Section 10 hereof), or at such other time as shall be agreed upon by the Representatives and the Offerors (such time and date being herein called "Closing Time"). Payment shall be made to the Trust by certified or official bank check or checks in next day funds payable to the order of the Trust against delivery to the Representatives for the respective accounts of the Underwriters of the certificates for the Preferred Securities purchased by them. Certificates for the Preferred Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day prior to Closing Time. It is understood that each Underwriter has authorized the Representatives, for their respective accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Preferred Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Preferred Securities to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Preferred Securities will be made available for examination and packaging by the Representatives on or before 10:00 a.m. New York City time on the last business day prior to Closing Time.

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     (c)  In view of the fact that the proceeds of the sale of the Preferred
Securities will be invested by the Trust in the Subordinated Notes, the Company hereby agrees to pay the several Underwriters as compensation (the "Underwriters' Compensation") for their arranging for the investment therein of such proceeds, $.7875 per Preferred Security ($3,150,000 in the aggregate); provided, however, that the compensation per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser shall be $.50. Such Underwriters' Compensation shall be payable to the Underwriters by wire transfer of immediately available funds to Merrill Lynch or to its order at the Closing Time.

     SECTION 3.  Covenants of the Offerors.  Each of the Offerors jointly and
                 -------------------------
severally covenants with each Underwriter as follows:

     (a) Promptly following the execution of this Agreement, the Offerors will complete and deliver to the Underwriters a Prospectus setting forth the number of Preferred Securities covered thereby, the names of the Underwriters and the number of Preferred Securities which each severally has agreed to purchase, the initial public offering price, the Underwriters' Compensation, the selling concession and reallowances, if any, and such other information as the Representatives and the Offerors deem appropriate in connection with the offering of the Preferred Securities. The Offerors will promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters as many copies of the Prospectus as the Representatives shall reasonably request. If required by Rule 430A of the 1933 Act Regulations, the Offerors will prepare and file or transmit for filing a post-effective amendment to the Registration Statement (including an amended Prospectus).

     (b) The Offerors will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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

     (c) The Offerors will give the Representatives notice of their intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Representatives with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing and will not file any such amendment or supplement or other document or use any such prospectus to which the Representatives or counsel to the Underwriters shall reasonably object.

     (d) The Company will deliver to each Underwriter a copy of each document incorporated by reference in the Prospectus.

     (e) The Offerors will deliver to the Representatives a signed copy of the registration statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and will also deliver to the Representatives as many conformed copies of the Registration Statement and of each amendment thereto as the Representatives may reasonably request.

     (f) If any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel to the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of circumstances existing at the time it is delivered to a purchaser, the Offerors will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to such counsel), whether by filing documents pursuant to the 1934 Act or otherwise, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

     (g) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities, the Subordinated Notes and the Depositary Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that neither of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Preferred Securities, the Subordinated Notes and the Depositary Shares have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Preferred Securities or, in the case of such Subordinated Notes and Depositary Shares, for as long as such Subordinated Notes and Depositary Shares are issuable as contemplated by the Prospectus. The Offerors will promptly advise the Representatives of the receipt by either of the Offerors of any notification with respect to the suspension of the qualification of the Preferred Securities, the Subordinated Notes or the Depositary Shares for sale or issuance, as the case may be, in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (h) The Company will, on behalf of the Trust, make generally available to the Trust's security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) The Offerors will use their best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for either or both of the Subordinated Notes and/or the Depositary Shares, the Company will use its reasonable efforts to effect the listing of the such securities on the exchange on which the Preferred Securities were then listed.

     (j) The Offerors, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (k) The Offerors will use the net proceeds received in connection with the sale of the Preferred Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (l) During the period beginning the date hereof and continuing for 30 days from such date, neither the Trust nor the Company will, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any equity securities substantially similar to the Preferred Securities, Subordinated Notes or any debt securities substantially similar to the Subordinated Notes, or any securities convertible into, exchangeable into or exercisable for Preferred Securities, any equity securities substantially similar to the Preferred Securities, Subordinated Notes or any debt securities substantially similar to the Subordinated Notes (except for the Subordinated Notes and the Preferred Securities offered by the Prospectus).

     SECTION 4.  Payment of Expenses.  The Company will pay all expenses
                 -------------------
incident to the performance of the obligations of the Offerors under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Securities, (iii) the fees and disbursements of the Company's and the Trust's counsel (except, other than as set forth in the next succeeding paragraph, the fees and expenses of special counsel to the Trust, Skadden, Arps, Slate, Meagher & Flom) and accountants, (iv) the qualification of the Preferred Securities, the Subordinated Notes and the Depositary Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and all amendments thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto,
(vi) the reproduction and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture, (viii) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the certificate of trust of the Trust, dated September 27, 1995 (the "Certificate of Trust"), (ix) the fee of the National Association of Securities Dealers, Inc., (x) any fees in connection with the rating of the Preferred Securities, and if applicable, the Subordinated Notes and the Depositary Shares, and (xi) the fees and expenses incurred in connection with the listing on the New York Stock Exchange of the Preferred Securities (and the related Preferred Guarantee), and if applicable, the Subordinated Notes and the Depositary Shares, (xii) the cost and charges of any transfer agent or registrar, and (xiii) the cost of qualifying the Preferred Securities, and if applicable, the Subordinated Notes and the Depositary Shares, with The Depository Trust Company.

     If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters and special counsel for the Trust.

     SECTION 5.  Conditions of Underwriters' Obligations.  The several
                 ---------------------------------------
obligations of the Underwriters to purchase the Preferred Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors herein contained, to the accuracy of the statements of the Company's officers or the Trust's Trustees, as the case may be, made in any certificate furnished pursuant to the provisions hereof, to the performance by the Offerors of all of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall be effective as of the time of execution of this Agreement; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) no later than the second business day following the date hereof or transmitted by a means reasonably calculated to result in filing with the Commission by that date or by such later date as shall have been consented to by the Representatives.

     (b)  At Closing Time, you shall have received:

     (1) The favorable opinion, dated as of Closing Time, of Stephen F. Adams, Esq., Associate General Counsel of the Company (or such other counsel satisfactory to the Representatives) to the effect that:

               (i) Each of the Company and Great Western Bank, a Federal Savings Bank (the "Bank") is duly qualified to conduct business in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except for those jurisdictions where the failure so to qualify will not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole.

               (ii) To the best of such counsel's knowledge and information, the issuance and delivery of the Subordinated Notes and the Guarantees by the Company and the issuance and sale of the Preferred Securities by the Trust pursuant to the terms of this Agreement and the execution and delivery of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Notes, the Guarantee Agreements and the Deposit Agreement, the issuance of the Company Preferred Stock, the issuance of the Deposit Receipts pursuant to the Deposit Agreement, and the conversion of the Adjusted Subordinated Notes into the Depositary Shares, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which would be material to the Company and its subsidiaries taken as a whole, nor will any such action result in any violation of any law, administrative regulation or administrative or court decree, the effect of which violation would be material to the Company and its subsidiaries taken as a whole, or the provisions of the Certificate of Incorporation or bylaws of the Company.

               (iii) Such counsel has no knowledge of any action, suit or proceeding pending or threatened against the Trust or the Company or any of its subsidiaries or any of their respective properties before or by any court, governmental official, commission, board, or other administrative agency which would materially and adversely affect the financial condition or results of operations of the Trust or the Company and its subsidiaries taken as a whole, except as may be disclosed and correctly summarized in the Prospectus.

               (iv) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (v) No holders of securities of the Offerors have rights to require either of the Offerors to arrange for the offer or sale of such securities in connection with the transactions contemplated by this Agreement.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel to the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of the Trustees of the Trust and responsible officers of the Company and its subsidiaries, as applicable, and public officials.

     (2) The favorable opinion, dated as of Closing Time, of O'Melveny & Myers, counsel for the Company (or such other counsel satisfactory to the Representatives), to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has the corporate power and corporate authority to conduct the business in which it is generally engaged as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture, to issue the Subordinated Notes, the Guarantees, the Company Preferred Stock, and the Deposit Receipts pursuant to the Deposit Agreement, and to convert the Adjusted Subordinated Notes into the Depositary Shares.

              (ii) The Bank has been duly organized and is validly existing and in good standing under the laws of the United States, has been authorized by the Office of Thrift Supervision to conduct the business of a federal savings bank and has the corporate power and corporate authority to conduct the business in which it is generally engaged as described in the Prospectus.

             (iii) All of the outstanding capital stock of the Bank is owned of record by the Company.

              (iv) The Company is a savings and loan holding corporation registered under Section 10 of the Home Owners' Loan Act of 1933, as amended.

               (v) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and (assuming due execution and delivery thereof by the Trust and by the Representatives, for themselves and as Representatives of the Underwriters) delivered by the Company; and the issuance and delivery of the Subordinated Notes and the offering of the Guarantees by the Company and the issuance and sale of the Preferred Securities by the Trust pursuant to the terms of this Agreement and the execution and delivery of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Notes, the Guarantee Agreements and the Deposit Agreement, the issuance of the Company Preferred Stock, the issuance of the Deposit Receipts pursuant to the Deposit Agreement, and the conversion of the Adjusted Subordinated Notes into the

     Depositary Shares, will not result in any violation of the Certificate of Incorporation or bylaws of the Company.

              (vi) The Bank is a member of the Federal Home Loan Bank of San Francisco and the savings accounts of the depositors in the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") in accordance with the rules and regulations of the FDIC.

             (vii)  The Declaration has been duly qualified under the 1939 Act.

            (viii) All of the outstanding Common Securities of the Trust are owned of record by the Company.

              (ix) Each of the Guarantee Agreements has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and (assuming, with respect to the Preferred Securities Guarantee Agreement, due authorization, execution and delivery thereof by the Guarantee Trustee) delivered by the Company, and each of the Guarantee Agreements constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Bankruptcy Exceptions and by the unenforceability under certain circumstances of waivers of rights granted by law where the waivers are against public policy or prohibited by law; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

               (x) The Indenture has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and (assuming due authorization, execution and delivery by the Indenture Trustee) delivered by the Company and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Bankruptcy Exceptions; the Indenture has been duly qualified under the 1939 Act.

              (xi) The Subordinated Notes are in the form contemplated by the Indenture, and have been duly authorized by all necessary corporate action on the part of the Company and, when authenticated and delivered by the Indenture Trustee in accordance with the provisions of the Indenture and delivered to the Trust in exchange for the consideration therefor, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Bankruptcy Exceptions.

             (xii) The Declaration has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and (assuming due authorization, execution and delivery by the Delaware Trustee and the Property Trustee) delivered by the Company and the Regular Trustees and constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Bankruptcy Exceptions.

            (xiii) Neither the Company nor the Trust is an "investment company" or "controlled" by an "investment company" within the meaning of the 1940 Act.

             (xiv) The shares of Company Preferred Stock issuable upon conversion of the Adjusted Subordinated Notes have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and, when issued upon such conversion, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive rights arising by operation of law or under the Certificate of Incorporation or bylaws of the Company.

              (xv) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

             (xvi) No consent, authorization or order of, or filing of the Prospectus with, any California or federal governmental authority is required in connection with the execution and delivery of this Agreement, the Declaration, the Indenture, the Guarantee Agreements or the Deposit Agreement, the offering of the Guarantees, the issuance and delivery of the Subordinated Notes or the Company Preferred Stock, the issuance of the Deposit Receipts pursuant to the Deposit Agreement, nor the issuance and sale of the Preferred Securities by the Trust pursuant to the terms of this Agreement, other than such authorizations and orders as have been applied for under the 1934 Act and such consents, authorizations and orders as have been obtained or filings as have been made, and except as may be required under state securities or blue sky laws with respect to which such counsel need express no opinion.

            (xvii) Assuming the due execution and delivery of the Depositary Receipts by or on behalf of the Depositary against the deposit of the Company Preferred Stock pursuant to the Deposit Agreement, the persons in whose names the Depositary Shares represented by such Depositary Receipts are registered will be entitled to the rights specified in the Deposit Agreement.

           (xviii) The Registration Statement, as of the date it was declared effective by the Commission, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein or the Forms T-1.

             (xix) Each of the documents filed pursuant to the 1934 Act and incorporated by reference in the Prospectus appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act and the rules and regulations thereunder in effect at the respective dates of their filing, except that no opinion need be expressed concerning the financial statements and other financial and statistical information contained or incorporated by reference therein.

              (xx) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share.

             (xxi) The information in the Base Prospectus under the captions "Description of Debt Securities," "Description of Preferred Stock," "Description of Depositary Shares," "Description of Common Stock," "Description of Preferred Securities," "Description of Guarantee" and "Description of Securities Warrants" and in the Prospectus Supplement under the captions "Risk Factors," "Description of Offered Preferred Securities" (except under the sub-caption "Book-Entry Only Issuance--The Depository Trust Company"), "Description of the Subordinated Notes," "Effect of Obligations Under the Subordinated Notes and the Guarantee," "Description of Depositary Shares" and "Description of Cumulative Preferred Stock" insofar as it purports to summarize matters of California, New York or federal law applicable to the Offerors or the provisions of the debt securities, capital stock and securities warrants of the

     Company and the Preferred Securities, the Subordinated Notes, the Company Preferred Stock, the Guarantee Agreements, the Depositary Shares and the Depositary Receipts, is correct in all material respects.

     In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the federal laws of the United States of America, the laws of the States of California and New York and the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of the Trustees of the Trust and responsible officers of the Company and the Bank and public officials.

     (3) The opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom, special Delaware counsel for the Trust and special tax counsel for the Company and the Trust, shall be rendered in form and substance satisfactory to counsel for the Underwriters to the extent set forth below. To the extent used herein, (a) "Applicable Law" shall mean only the Delaware Act and only those other laws of the State of Delaware which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement, and (b) "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority pursuant to Applicable Law.

               (i) The issuance and sale by the Trust of the Preferred Securities and Common Securities; the execution, delivery and performance by the Trust of this Agreement; the consummation by the Trust of the transactions contemplated herein and therein; and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Trust and do not and will not result in any violation of (i) the provisions of the Certificate of Trust or the Declaration or (ii) any Applicable Law; except that such counsel does not express any opinion in this paragraph with respect to state securities (blue sky) laws.

              (ii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made; under the Delaware Act and the Declaration, the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities and the Common Securities.

             (iii) The Common Securities have been duly authorized for issuance and when issued, delivered and paid for, will be validly issued and, except as otherwise provided in Section 10.1 of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and the issuance of the Common Securities is not subject to preemptive or other similar rights under the Delaware Act or the Declaration.

              (iv) The Preferred Securities have been duly authorized for issuance and, subject to the qualifications set forth below, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights under the Delaware Act or the Declaration. Such counsel may bring to the attention of the Underwriters that the Preferred Securities holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of Preferred Securities and the issuance of replacement Preferred Securities, and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

               (v) Assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee, the Property Trustee, the Company and the Regular Trustees, the Declaration constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

              (vi) No Governmental Approval is required in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Subordinated Notes, or the Guarantees, except for such approvals as may be required under the state securities

     (blue sky) laws or such approvals which have been obtained, taken, or made and are in full force and effect.

             (vii) The information in the Base Prospectus under the caption "Description of Preferred Securities" and in the Prospectus Supplement under the caption "Description of the Offered Preferred Securities" (except under the sub-caption "Book-Entry Only Issuance--The Depository Trust Company"), insofar as they constitute summaries of Delaware law (or the documents therein described), or legal conclusions, have been reviewed by them and are, in all material respects, accurate summaries of such provisions.

            (viii) This Agreement has been duly authorized, executed and delivered by the Trust.

              (ix) The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes; and although the discussion set forth in the Prospectus Supplement under the caption "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities under current law.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper by the Representatives, on certificates of Trustees of the Trust and public officials.

     (4) The favorable opinion, dated as of Closing Time, of the Law Department of First Chicago, as Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, to the effect that:

               (i) First Chicago is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States of America with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration and the Preferred Securities Guarantee Agreement.

              (ii) The execution, delivery and performance by the Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee and the Guarantee Trustee, respectively. The Declaration and the Preferred Securities Guarantee Agreement have been duly executed and delivered by the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee and the Guarantee Trustee, respectively, enforceable against the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as may be limited by the Bankruptcy Exceptions.

             (iii) The execution, delivery and performance of the Declaration and the Preferred Securities Guarantee Agreement by the Property Trustee and the Guarantee Trustee, respectively, does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee and the Guarantee Trustee, respectively.

              (iv) No consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Property Trustee and the Guarantee Trustee of the Declaration and the Preferred Securities Guarantee Agreement.

     (5) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Underwriters, in form and substance satisfactory to the Representatives, with respect to the legal existence of the Company and the Trust and with respect to the Preferred Securities, the Subordinated Notes, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representatives may require.

     In rendering such opinion, such counsel may rely as to certain matters involving the application of the General Corporation Law of the State of Delaware as to the Trust, to the extent deemed proper and specified in such opinion, upon the opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Trust, which opinion shall be delivered pursuant to Section 5(b)(3) hereof.

     (6) In giving their opinions required by subsections, (b)(2) and (b)(5), respectively, of this Section, O'Melveny & Myers and Brown & Wood shall each additionally state that in connection with such counsel's participation in the preparation of the Registration Statement and Prospectus (exclusive of the documents incorporated by reference therein), such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Registration Statement or Prospectus or the documents incorporated therein (except as otherwise specifically stated in clause (xxi) of Subsection (b)(2) above). However, on the basis of such counsel's examination and participation in conferences in connection with the preparation of the Registration Statement and Prospectus (exclusive of the documents incorporated by reference therein), such counsel shall state that such counsel does not believe that the Registration Statement and the documents incorporated by reference therein, considered as a whole at the date the Registration Statement was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and the documents incorporated by reference therein, considered as a whole at the date of the Prospectus and at Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief, however, as to the financial statements or schedules and other financial or statistical data or information contained in or excluded from the Registration Statement or the Prospectus or the documents incorporated by reference therein, or incorporated by reference in the Registration Statement or the Prospectus or such incorporated documents or those parts of the Registration Statement that constitute the Forms T-1.

     (c) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development involving a prospective material adverse change not otherwise disclosed or contemplated by the Prospectus in the condition, financial or otherwise, or in the earnings, business or properties of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received with respect to the Company, a certificate of the Chairman of the Board or the President or a Senior Vice President or a First Vice President of the Company and of the Treasurer or chief financial or chief accounting officer of the Company and with respect to the Trust, a certificate of two Regular Trustees of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct in all material respects at and as of Closing Time with the same effect as if made at and as of Closing Time, (iii) the Trust or the Company, as applicable, in all material respects, has performed all its obligations and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or, to their knowledge, proceedings therefor initiated or threatened by the Commission.

     (d) At the time of the execution of this Agreement and at Closing Time, Price Waterhouse shall have furnished to the Representatives a letter or letters, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

     (e) At Closing Time, the Preferred Securities shall have been rated at least BBB- by Standard and Poor's Ratings Group ("Standard & Poor's") and Baa2 by Moody's Investors Service Inc. ("Moody's") as evidenced by letters from such rating agencies; and there shall not have occurred any decrease in the ratings of any of the securities of the Company by Standard & Poor's or Moody's or any other nationally recognized statistical rating organization and neither Standard & Poor's nor Moody's nor any other nationally recognized statistical rating organization shall have publicly announced that it has placed any securities of the Company on what is commonly termed a "watch list" for possible downgrading.

     (f) At Closing Time all proceedings taken by the Company in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (g) The Underwriters shall have received a certificate of two Regular Trustees of the Trust, dated as of the Closing Time, to the effect that (i) the Trust is not a party to or otherwise bound by any agreement other than those attached to such certificate and (ii) the Trust is not subject to any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Each of the Offerors agrees to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Company by any Underwriter through the Representatives expressly for use in the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Preferred Securities which are the subject thereof if a copy of the Prospectus (or the Prospectus as then amended or supplemented if the Trust or the Company shall have furnished any amendments or supplements thereto), excluding documents incorporated therein by reference, was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Preferred Securities to such person in any case where such delivery is required by the 1933 Act, such untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented) and the Company or the Trust had previously furnished copies of such corrected Prospectus to the Underwriters.

     (b) The Company agrees to indemnify and hold harmless the Trust against any claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereunder.

     (c) Each Underwriter severally agrees to indemnify and hold harmless the Offerors, each of their directors or Trustees and each of their officers or Trustees, as the case may be, who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representatives expressly for use in the Prospectus (or any amendment or supplement thereto).

     (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Offerors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Offerors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the Underwriters' Compensation paid by the Company bears to the initial public offering price appearing on the cover page of the Prospectus and the Offerors are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each Trustee of the Trust and each person, if any, who controls an Offeror within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Offerors.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------- ----------------
All representations, warranties and agreements contained in this Agreement or contained in certificates of executive officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors, and shall survive delivery of the Preferred Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change not otherwise disclosed or contemplated by the Prospectus in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in the Preferred Securities or the Common Stock shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said Exchange or by order of the Commission or any other governmental authority, or if a general banking moratorium has been declared by either federal, New York or California authorities, or (iv) if there shall have occurred any decrease in the ratings of any of the securities of the Company or of the Preferred Securities by Standard & Poor's or Moody's or any other nationally recognized statistical rating organization or Standard & Poor's or Moody's or any other nationally recognized statistical rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the securities of the Company or the Preferred Securities. Notice of any such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party except as provided in
Section 4. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Preferred Securities.


     SECTION 10.  Default by One or More of the Underwriters.  If one or more of
                  ------------------------------------------
the Underwriters shall fail at Closing Time to purchase the Preferred Securities which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hours the Representatives shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased pursuant to this Agreement, each of the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement.

     In the event of any such default by any Underwriter or Underwriters as set forth in this Section, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at the address set forth above; notices to the Offerors shall be directed to it at 9200 Oakdale Avenue, Chatsworth, California 91311, attention of Mr. Bruce F. Antenberg, Senior Vice President -- Finance.

     SECTION 12.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon the Underwriters, the Company, the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

     SECTION 14.  Counterparts.   This Agreement may be simultaneously
                  ------------
executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters on the one hand, and the Company and the Trust on the other, in accordance with its terms.

                                        Very truly yours,


                                        GREAT WESTERN FINANCIAL CORPORATION



                                        By: /s/ J. Lance Erikson
                                            -------------------------------
                                                  Authorized Officer



                                        GREAT WESTERN FINANCIAL TRUST I



                                        By: /s/ J. Lance Erikson
                                            -------------------------------
                                                       Trustee

                                        By: /s/ Bruce F. Antenberg
                                            -------------------------------
                                                       Trustee


Confirmed and Accepted,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
DEAN WITTER REYNOLDS INC.
SMITH BARNEY INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED



By: /s/ Frank V. McMahon
    -------------------------------------
    Authorized Signature

    For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A

                                                     Number of
                                                     Preferred
            Name of Underwriter                      Securities
            -------------------                      ----------

Merrill Lynch, Pierce, Fenner & Smith                  475,000
            Incorporated...................
Goldman, Sachs & Co........................            475,000
Bear, Stearns & Co. Inc....................            475,000
Dean Witter Reynolds Inc...................            475,000
Smith Barney Inc...........................            475,000
Robert W. Baird & Co. Incorporated.........             50,000
Alex. Brown & Sons Incorporated............             50,000
Dain Bosworth Incorporated.................             50,000
Dillon, Read & Co. Inc.....................             50,000
Donaldson, Lufkin & Jenrette Securities
          Corporation......................             50,000
A.G. Edwards & Sons, Inc...................             50,000
EVEREN Securities, Inc.....................             50,000
Oppenheimer & Co., Inc.....................             50,000
PaineWebber Incorporated...................             50,000
Piper Jaffray Inc..........................             50,000
Prudential Securities Incorporated.........             50,000
Raymond James & Associates, Inc............             50,000
Tucker Anthony Incorporated................             50,000
Advest, Inc................................             25,000
J.C. Bradford & Co.........................             25,000
JW Charles Securities, Inc.................             25,000
Commerzbank Capital Markets Corporation....             25,000
Cowen & Company............................             25,000
Craigie Incorporated.......................             25,000
Crowell, Weedon & Co.......................             25,000
Davenport & Co. of Virginia, Inc...........             25,000
Doft & Co., Inc............................             25,000
Dougherty, Dawkins, Strand & Bigelow Inc...             25,000
Fahnestock & Co. Inc.......................             25,000
First Albany Corporation...................             25,000
First of Michigan Corporation..............             25,000
Furman Selz Incorporated...................             25,000
Gruntal & Co., Incorporated................             25,000
J.J.B. Hillard, W.L. Lyons, Inc............             25,000
Interstate/Johnson Lane Corporation........             25,000
Janney Montgomery Scott Inc................             25,000
Josephthal Lyon & Ross Incorporated........             25,000
Legg Mason Wood Walker, Incorporated.......             25,000
McDonald & Company Securities, Inc.........             25,000
McGinn, Smith & Co., Inc...................             25,000
Mesirow Financial, Inc.....................             25,000

Morgan Keegan & Company, Inc...............             25,000
David A. Noyes & Company...................             25,000
The Ohio Company...........................             25,000
Principal Financial Securities, Inc........             25,000
Pryor, McClendon, Counts & Co., Inc........             25,000
Rauscher Pierce Refsnes, Inc...............             25,000
The Robinson-Humphrey Company, Inc.........             25,000
Rodman & Renshaw, Inc......................             25,000
Roney & Co.................................             25,000
Scott & Stringfellow, Inc..................             25,000
Stifel, Nicolaus & Company, Incorporated...             25,000
Sutro & Co. Incorporated...................             25,000
US Clearing Corp...........................             25,000
Utendahl Capital Partners, L.P.............             25,000
Wheat, First Securities, Inc...............             25,000
Yamaichi International (America), Inc......             25,000

     Total.................................          4,000,000
                                                     =========